Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832
Mike O’Neill, mike.o’neill@aexp.com, +1.212.640.5951

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com , +1.212.640.6348
Rick Petrino, richard.petrino@aexp.com, +1.212.640.5574

AMERICAN EXPRESS FOURTH QUARTER EPS RISES TO $1.21 FROM $0.56 LAST YEAR

REVENUES AND LOANS INCREASE AS CARD MEMBER SPENDING
ENDS YEAR ON STRONG NOTE

CREDIT INDICATORS REMAIN AT HISTORICAL LOWS

OPERATING EXPENSES WELL CONTAINED IN THE QUARTER

(Millions, except percentages and per share amounts)

	Quarters Ended December 31,		Percentage Inc/(Dec)	Years Ended December 31,		Percentage Inc/(Dec)
	2013	2012		2013	2012
Total Revenues Net of Interest Expense	$8,547	$8,141	5%	$32,974	$31,555	4%
Net Income	$1,308	$637	#	$5,359	$4,482	20%
Earnings Per Common Share – Diluted:
Net Income Attributable to Common Shareholders1	$1.21	$0.56	#	$4.88	$3.89	25%
Average Diluted Common Shares Outstanding	1,073	1,116	(4)%	1,089	1,141	(5)%
Return on Average Equity	27.8%	23.1%		27.8%	23.1%
# Denotes a variance of more than 100%

New York – January 16, 2014 - American Express Company (NYSE: AXP) today reported fourth-quarter net income of $1.3 billion, up from $637 million a year ago.  Diluted earnings per share rose to $1.21, from $0.56 a year ago. Excluding expenses associated with the merchant litigation settlement agreement announced in late December, fourth-quarter adjusted net income was $1.3 billion, or $1.25 per share.2

1 Represents net income less earnings allocated to participating share awards of $11 million and $7 million for the three months ended December 31, 2013 and 2012, respectively, and $47 million and $49 million for the twelve months ended December 31, 2013 and 2012, respectively.
2 Management believes adjusted net income and adjusted earnings per share, which are non-GAAP measures, provide useful metrics to evaluate the ongoing operating performance of the company.  See Appendix V in the selected statistical tables for a reconciliation of adjusted net income and adjusted earnings per share.

The year-ago quarter included three significant items: a restructuring charge; an expense associated with higher estimated redemptions of Membership Rewards points; and the impact of Card Member reimbursements.

Consolidated total revenues net of interest expense rose to $8.5 billion in the fourth quarter, from $8.1 billion a year ago, representing a 5 percent increase (6 percent when adjusted for foreign currency translations3). The increase reflected higher Card Member spending and higher net interest income.

Consolidated provisions for losses totaled $528 million, down 17 percent from $638 million a year ago. This decrease reflected lower net write offs and a modest reserve release this quarter, compared with a modest increase in reserves last year. Credit indicators improved further from historically strong levels reported in prior quarters.

Consolidated expenses totaled $6.0 billion, down 8 percent from $6.6 billion a year ago. The decrease reflected the three year-ago items mentioned above.  Adjusted for foreign currency translations, consolidated total expenses were down 7 percent from a year ago.3

The effective tax rate for the quarter was 34 percent, up from 31 percent from a year ago.

The company's return on average equity (ROE) was 27.8 percent, up from 23.1 percent a year ago.

“Fourth quarter results reflected a healthy increase in billed business in the U.S. and internationally," said Kenneth I. Chenault, chairman and chief executive officer. “We ended the year on a strong note, with Card Member spending up 8 percent despite mixed reports during the holiday shopping season.

“Credit quality indicators are at historically strong levels and, while many consumers are still cautious about taking on additional debt, we again saw a modest increase in Card Member loans this quarter.

“The settlement agreement we reached last month addresses merchant concerns while helping to ensure that American Express Card Members are treated fairly at the point of sale.  The agreement, which is subject to court approval, would limit our exposure to future legal claims and allow us to stay focused on helping merchants build their business and strengthen relationships with their customers.”

Mr. Chenault said, “Serving Card Members and merchants through a diversified, spend-centric business has allowed us to generate consistent revenue increases at a time when top line growth is still under pressure in parts of the financial services industry.

3 As reported in this release, FX adjusted information, which constitute non-GAAP financial measures, assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2013 apply to the period(s) against which such results are being compared). The company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

“Controlling operating expenses,4” he added, “remains a top priority, and the restructuring we began a year ago allowed us to more than meet the goal we set for 2013.

“We enter 2014 with good momentum and the flexibility to make investments aimed at building on the strength of our performance during the past several years.”

For the full year, the company reported net income of $5.4 billion, up 20 percent from $4.5 billion a year ago. Diluted earnings per share rose to $4.88, up 25 percent from $3.89 a year ago.

Revenues net of interest expense for the full year increased 4 percent (5 percent FX adjusted3) to $33.0 billion from $31.6 billion a year ago.  Consolidated expenses totaled $23.0 billion, down 1 percent from a year ago.  Adjusted for foreign currency translations, expenses were unchanged from a year ago.3

Segment Results

U.S. Card Services reported fourth-quarter net income of $864 million, up from $423 million a year ago.

Total revenues net of interest expense increased 8 percent to $4.4 billion from $4.1 billion a year ago.  The rise reflected a 9 percent increase in Card Member spending and higher net interest income. Revenues in the year-ago period reflected the impact of Card Member reimbursements mentioned above.

Provisions for losses totaled $346 million, down 27 percent from $477 million a year ago. The decrease reflected the benefit of lower net write-offs and a reserve release in the current quarter.

Total expenses decreased 8 percent to $2.8 billion from $3.0 billion a year ago, which included the rewards charges and a portion of the restructuring charge mentioned above.

The effective tax rate was 33 percent compared to 31 percent a year ago.

International Card Services reported fourth-quarter net income of $103 million, up 8 percent from $95 million a year ago.

Total revenues net of interest expense increased 2 percent (7 percent FX adjusted3) to $1.4 billion. The increase primarily reflected higher Card Member spending and higher net card fees.

Provisions for losses totaled $120 million, up 21 percent from $99 million a year ago. The increase reflected higher net write offs and a reserve build in the current quarter.

4 Operating expenses include salaries and employee benefits, professional services, occupancy and equipment, communications and other, net.

Total expenses increased 1 percent (5 percent FX adjusted3) to $1.2 billion. The increase primarily reflected higher rewards costs, partially offset by a decline in operating expenses from year-ago levels which included a portion of the restructuring charge mentioned above.

The effective tax rate was 5 percent compared to 14 percent a year ago.

Global Commercial Services reported fourth-quarter net income of $182 million, up from $65 million a year ago.

Total revenues net of interest expense increased 2 percent to $1.2 billion. The increase primarily reflected higher Card Member spending.

Total expenses decreased 13 percent (12 percent FX adjusted3) to $910 million from $1.0 billion a year ago. The decline primarily reflected lower operating expenses related to the restructuring charge in the year-ago period mentioned above.

The effective tax rate was 37 percent compared to 54 percent from a year ago. The year-ago quarter’s higher tax rate reflected lower tax benefits from the restructuring charge in certain international markets.

Global Network & Merchant Services reported fourth-quarter net income of $399 million, up 13 percent from $354 million a year ago.

Total revenues net of interest expense increased 4 percent (6 percent FX adjusted3) to $1.4 billion. The increase primarily reflected higher merchant-related revenues driven by an increase in global Card Member spending.

Total expenses decreased 1 percent to $801 million from $812 million a year ago.  The year-ago period included a portion of the previously mentioned restructuring charge, and the current quarter reflected higher operating expenses driven by the merchant litigation settlement. Adjusted for foreign currency translations, expenses were unchanged from a year ago.3

The effective tax rate was 37 percent compared to 36 percent a year ago.

Corporate and Other reported fourth-quarter net loss of $240 million compared with net loss of $300 million in the year-ago period. The year-ago quarter included a portion of the restructuring charge mentioned above.

# # #

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success.  Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services:  charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card

The 2013 Fourth Quarter/Full Year Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss fourth-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at the same web site. A replay of the conference call will be available later today at the same web site address.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company’s expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the company's Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and the company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. Certain reclassifications of prior period amounts have been made to conform to the current period presentation.

(Preliminary)
American Express Company
Consolidated Statements of Income

(Millions)
	Quarters Ended			Years Ended
	December 31,		Percentage	December 31,		Percentage
	2013	2012	Inc/(Dec)	2013	2012	Inc/(Dec)

Revenues
Non-interest revenues
Discount revenue	$4,869	$4,575	6%	$18,695	$17,739	5%
Net card fees	673	648	4	2,631	2,506	5
Travel commissions and fees	491	503	(2)	1,913	1,940	(1)
Other commissions and fees	626	578	8	2,414	2,317	4
Other	569	644	(12)	2,274	2,425	(6)
Total non-interest revenues	7,228	6,948	4	27,927	26,927	4
Interest income
Interest on loans	1,715	1,660	3	6,718	6,511	3
Interest and dividends on investment securities	48	53	(9)	201	246	(18)
Deposits with banks and other	19	24	(21)	86	97	(11)
Total interest income	1,782	1,737	3	7,005	6,854	2
Interest expense
Deposits	110	118	(7)	442	480	(8)
Long-term debt and other	353	426	(17)	1,516	1,746	(13)
Total interest expense	463	544	(15)	1,958	2,226	(12)
Net interest income	1,319	1,193	11	5,047	4,628	9
Total revenues net of interest expense	8,547	8,141	5	32,974	31,555	4
Provisions for losses
Charge card	199	211	(6)	789	742	6
Card Member loans	308	396	(22)	1,229	1,149	7
Other	21	31	(32)	92	99	(7)
Total provisions for losses	528	638	(17)	2,110	1,990	6
Total revenues net of interest expense after provisions for losses	8,019	7,503	7	30,864	29,565	4

Expenses
Marketing and promotion	809	722	12	3,043	2,890	5
Card Member rewards	1,717	1,857	(8)	6,457	6,282	3
Card Member services	188	197	(5)	767	772	(1)
Salaries and employee benefits	1,489	1,910	(22)	6,191	6,597	(6)
Professional services	830	871	(5)	3,102	2,963	5
Occupancy and equipment	510	486	5	1,904	1,823	4
Communications	97	99	(2)	379	383	(1)
Other, net	399	432	(8)	1,133	1,404	(19)
Total	6,039	6,574	(8)	22,976	23,114	(1)
Pretax income	1,980	929	#	7,888	6,451	22
Income tax provision	672	292	#	2,529	1,969	28
Net income	$1,308	$637	#	$5,359	$4,482	20
Net income attributable to common shareholders (A)	$1,297	$630	#	$5,312	$4,433	20
Effective tax rate	33.9%	31.4%		32.1%	30.5%

# - Denotes a variance of more than 100 percent.

(A) Represents net income, less earnings allocated to participating share awards of $11 million and $7 million for the three months ended December 31, 2013 and 2012, respectively, and $47 million and $49 million for the twelve months ended December 31, 2013 and 2012, respectively.

(Preliminary)
American Express Company
Condensed Consolidated Balance Sheets

(Billions)

	December 31,	December 31,
	2013	2012

Assets
Cash & cash equivalents	$19	$22
Accounts receivable	47	46
Investment securities	5	6
Loans	67	64
Other assets	15	15
Total assets	$153	$153

Liabilities and Shareholders' Equity
Customer deposits	$42	$40
Short-term borrowings	5	3
Long-term debt	55	59
Other liabilities	32	32
Total liabilities	134	134

Shareholders' Equity	19	19
Total liabilities and shareholders' equity	$153	$153

(Preliminary)
American Express Company
Financial Summary

(Millions)
	Quarters Ended			Years Ended
	December 31,		Percentage	December 31,		Percentage
	2013	2012	Inc/(Dec)	2013	2012	Inc/(Dec)

Total revenues net of interest expense
U.S. Card Services	$4,388	$4,070	8%	$16,995	$16,046	6%
International Card Services	1,429	1,397	2	5,401	5,306	2
Global Commercial Services	1,238	1,215	2	4,853	4,749	2
Global Network & Merchant Services	1,447	1,390	4	5,513	5,271	5
	8,502	8,072	5	32,762	31,372	4
Corporate & Other	45	69	(35)	212	183	16

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$8,547	$8,141	5	$32,974	$31,555	4

Pretax income (loss)
U.S. Card Services	$1,292	$612	#	$4,994	$4,069	23
International Card Services	108	110	(2)	643	659	(2)
Global Commercial Services	287	142	#	1,244	960	30
Global Network & Merchant Services	632	557	13	2,469	2,219	11
	2,319	1,421	63	9,350	7,907	18
Corporate & Other	(339)	(492)	(31)	(1,462)	(1,456)	-

PRETAX INCOME	$1,980	$929	#	$7,888	$6,451	22

Net income (loss)
U.S. Card Services	$864	$423	#	$3,193	$2,592	23
International Card Services	103	95	8	631	634	-
Global Commercial Services	182	65	#	860	644	34
Global Network & Merchant Services	399	354	13	1,575	1,443	9
	1,548	937	65	6,259	5,313	18
Corporate & Other	(240)	(300)	(20)	(900)	(831)	8

NET INCOME	$1,308	$637	#	$5,359	$4,482	20

# - Denotes a variance of more than 100 percent.

(Preliminary)
American Express Company
Financial Summary (continued)

	Quarters Ended			Years Ended
	December 31,		Percentage	December 31,		Percentage
	2013	2012	Inc/(Dec)	2013	2012	Inc/(Dec)
EARNINGS PER COMMON SHARE

BASIC
Net income attributable to common shareholders	$1.22	$0.57	#	$4.91	$3.91	26%

Average common shares outstanding (millions)	1,067	1,110	(4)%	1,082	1,135	(5)%

DILUTED
Net income attributable to common shareholders	$1.21	$0.56	#	$4.88	$3.89	25%

Average common shares outstanding (millions)	1,073	1,116	(4)%	1,089	1,141	(5)%

Cash dividends declared per common share	$0.23	$0.20	15%	$0.89	$0.80	11%

Selected Statistical Information

	Quarters Ended			Years Ended
	December 31,		Percentage	December 31,		Percentage
	2013	2012	Inc/(Dec)	2013	2012	Inc/(Dec)

Return on average equity (A)	27.8%	23.1%		27.8%	23.1%
Return on average common equity (A)	27.6%	22.8%		27.6%	22.8%
Return on average tangible common equity (A)	34.9%	29.2%		34.9%	29.2%
Common shares outstanding (millions)	1,064	1,105	(4)%	1,064	1,105	(4)%
Book value per common share	$18.32	$17.09	7%	$18.32	$17.09	7%
Shareholders' equity (billions)	$19.5	$18.9	3%	$19.5	$18.9	3%

# - Denotes a variance of more than 100 percent.

(A) Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.

(Preliminary)
American Express Company
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE),
and Return on Average Tangible Common Equity (ROTCE)
Appendix I

(Millions)
	For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012

ROE

Net income	$5,359	$4,688	$4,572	$4,506	$4,482
Average shareholders' equity	$19,254	$19,289	$19,372	$19,426	$19,425
Return on average equity (A)	27.8%	24.3%	23.6%	23.2%	23.1%

Reconciliation of ROCE and ROTCE

Net income	$5,359	$4,688	$4,572	$4,506	$4,482
Earnings allocated to participating share awards and other	47	43	45	46	49
Net income attributable to common shareholders	$5,312	$4,645	$4,527	$4,460	$4,433

Average shareholders' equity	$19,254	$19,289	$19,372	$19,426	$19,425
Average common shareholders' equity	$19,254	$19,289	$19,372	$19,426	$19,425
Average goodwill and other intangibles	4,055	4,091	4,128	4,181	4,232
Average tangible common shareholders' equity	$15,199	$15,198	$15,244	$15,245	$15,193
Return on average common equity (A)	27.6%	24.1%	23.4%	23.0%	22.8%
Return on average tangible common equity (B)	34.9%	30.6%	29.7%	29.3%	29.2%

(A) Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(B) Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average total shareholders' equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.

(Preliminary)
American Express Company
Net Income and EPS Reconciliation
Appendix V

(Millions, except per share amounts)	Quarter Ended	Year Ended
	December 31, 2013	December 31, 2013

Net income:

Reported Net income	$1,308	$5,359

Q4'13 Merchant Litigation Settlement (after-tax)	$41	$41

Adjusted Net income (A)	$1,349	$5,400

Diluted EPS:

Reported Net income attributable to common shareholders	$1.21	$4.88

Q4'13 Merchant Litigation Settlement (after-tax)	$0.04	$0.03

Adjusted Net income attributable to common shareholders (A)	$1.25	$4.91

(A) Adjusted net income and adjusted net income attributable to common shareholders, which are non-GAAP measures, represent net income excluding the impact of the merchant litigation settlement recognized in Q4’13. The Company believes adjusted net income and adjusted net income attributable to common shareholders provide useful metrics to evaluate the ongoing operating performance of the Company.